UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

Talis Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40047	46-3122255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Constitution Drive Menlo Park, California 94025
(Address of principal executive offices, including zip code)

(650) 433-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On November 15, 2021, Talis Biomedical Corporation (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2021. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained under this Item 2.02, including Exhibit 99.1 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

On November 15, 2021, the Company announced that the Board of Directors of the Company (the “Board”) had approved the appointment of Brian J. Blaser as (i) President and Chief Executive Officer of the Company and (ii) a member of the Board to serve as a Class II director with an initial term expiring at the Company’s 2023 Annual Meeting of Stockholders, in each case, effective upon Mr. Blaser’s commencement of full-time employment with the Company as Chief Executive Officer (the “CEO Start Date”), which is expected to be on or about December 1, 2021.

Mr. Blaser currently serves as an executive advisor to Water Street Healthcare Partners, a strategic investment firm focused exclusively on health care, a position he has held since March 2021. Mr. Blaser retired from Abbott Laboratories, a medical devices and health care company, in 2019, having served as executive vice president of diagnostic products since June 2012. Prior to that, Mr. Blaser held a number of senior and corporate roles in operations and strategy at Abbott Laboratories beginning in 2004. He has over 25 years of experience in the in-vitro diagnostics industry, leading global organizations of significant scale and complexity, and has a proven ability to define business strategy and implement difficult change programs that drive growth, profitability, and customer satisfaction. Mr. Blaser currently serves on the board of directors of Rockley Photonics Holdings Limited, a publicly held technology company. Mr. Blaser received a Bachelor’s Degree in Mechanical Engineering Technology from the University of Dayton and a Master’s Degree in Business Administration from Rochester Institute of Technology Saunders College of Business. The Board believes that Mr. Blaser’s background in the diagnostics and biotechnology industry and finance, operations, and extensive management experience qualify him to serve on the Board.

In connection with Mr. Blaser’s appointment as Chief Executive Officer, the Company entered into an offer letter with Mr. Blaser that governs the terms of his employment with the Company. Among other things, the offer letter provides for an annual base salary of $650,000 and, beginning in calendar year 2022, an annual target bonus equal to 100% of his annual base salary. Contingent upon and effective as of the CEO Start Date, Mr. Blaser will be granted (i) pursuant to the Company’s 2021 Equity Incentive Plan, an incentive stock option to purchase up to a number of shares of the Company’s Common Stock (“Common Stock”) equal to $500,000 divided by the closing sales price of the Common Stock on the CEO Start Date (the “Incentive Option”), and (ii) pursuant to the Inducement Plan (as defined below) (A) a nonqualified stock option to purchase up to a number of shares of Common Stock equal to 750,000 minus the number of shares granted pursuant to the Incentive Option (together with the Incentive Option, the “Options”), and (B) a restricted stock unit award covering 625,000 shares of Common Stock (the “RSU Award”).  Each Option will vest over a five-year period, with 20% of the shares subject to such Option vesting on the one-year anniversary of the CEO Start Date and the balance of the shares subject to such Option vesting in equal installments over the following 48 months. The RSU Award will vest over a five-year period, with 20% of the shares subject to the RSU Award vesting on the one-year anniversary of the CEO Start Date and the balance of the shares subject to the RSU Award vesting in a series of four equal successive annual installments on the second, third, fourth and fifth anniversaries of the CEO Start Date.

Mr. Blaser will be eligible to participate in the Company’s Severance and Change in Control Plan (a copy of which is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-252360), filed with the Securities and Exchange Commission on February 8, 2021). Mr. Blaser will also enter into the Company’s standard form of indemnity agreement (a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252360), filed with the Securities and Exchange Commission on January 22, 2021). There are no transactions between the Company and Mr. Blaser that require disclosure under Item 404(a) of Regulation S-K. Further, there is no arrangement or understanding between Mr. Blaser and any other persons pursuant to which Mr. Blaser was selected as an officer and director of the Company.

The foregoing description of Mr. Blaser’s offer letter is not complete and is qualified in its entirety by reference to the text of the offer letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company elected to delay the filing of the disclosure of the appointment of Mr. Blaser as Chief Executive Officer until the public announcement of his appointment in accordance with the instruction to paragraph (c) of Item 5.02 of Form 8-K.

Resignation of Interim Chief Executive Officer

On November 10, 2021, Kimberly J. Popovits tendered her resignation as the Interim Chief Executive Officer of the Company, contingent upon and effective as of the CEO Start Date. Additionally, the Board has appointed Ms. Popovits, contingent upon and effective as of the CEO Start Date, as a (i) member of the Board to serve as a Class II director with an initial term expiring at the Company’s 2023 Annual Meeting of Stockholders, (ii) member of the Compensation Committee of the Board, and (iii) a member of the Nominating and Corporate Governance Committee of the Board. The Board has determined that Ms. Popovits is independent under applicable Securities and Exchange Commission requirements and Nasdaq listing standards. Ms. Popovits will continue to vest in outstanding equity awards granted in connection with her prior service as a member of the Board and will be eligible to participate in the Company’s Non-Employee Director Compensation Policy pursuant to which she will receive cash compensation for her service on the Board, and as a member of the Compensation Committee and Nominating and Corporate Governance Committee. There are no transactions between the Company and Ms. Popovits that would require disclosure under Item 404(a) of Regulation S-K. Further, there is no arrangement or understanding between Ms. Popovits and any other persons pursuant to which Ms. Popovits was selected as a director of the Company.

Ms. Popovits is the former Chair of the Board of Directors, President and Chief Executive Officer of Genomic Health. Under her leadership Genomic Health became the world’s leading provider of genomic-based diagnostic tests that optimized the treatment of cancer, resulting in an acquisition by Exact Sciences Corporation in November 2019. Prior to joining Genomic Health in 2002, Ms. Popovits held several senior management roles at Genentech where she led the commercialization of 14 new therapeutics over 15 years.  Ms. Popovits serves on the Board of Directors of 10x Genomics, Inc. and Kiniksa Pharmaceuticals, Ltd.  The full biography and other information with respect to Ms. Popovits required by Item 5.02 of Form 8-K are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2021 under “Item 10. Directors, Executive Officers and Corporate Governance” and such biography and information are incorporated herein by reference.

On November 15, 2021, the Company issued a press release announcing Mr. Blaser’s appointment and Ms. Popovits’ return to the Board. A copy of the press release is attached hereto as Exhibit 99.2.

Adoption of Talis Biomedical Corporation 2021 Inducement Plan

On November 11, 2021, the Board adopted the Talis Biomedical Corporation 2021 Inducement Plan (the “Inducement Plan”). The Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and will be administered by the Board. The Board reserved 3,000,000 shares of Common Stock for issuance under the Inducement Plan. The only persons eligible to receive grants of Inducement Awards (as defined below) under the Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4) or 5635(c)(3), as applicable.  Individuals who previously served as an employee or director of the Company will not be eligible to receive Inducement Awards under the Inducement Plan, other than following a bona fide period of non-employment. Inducement Awards may only be granted by: (i) the Compensation Committee of the Board, provided such committee is comprised solely of “independent directors” (as defined by Nasdaq Market Place Rule 5605(a)(2)) or (ii) a majority of the Company’s “independent directors”.  An

“Inducement Award” means any right to receive Common Stock, cash or other property granted under the Inducement Plan (including nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, or other stock-based awards).  The Board also adopted a (i) form of stock option grant notice, option agreement, and notice of exercise (the “Inducement Option Grant Package”) and (ii) form of restricted stock unit award grant notice and award agreement (the “Inducement RSU Grant Package”) for use under the Inducement Plan.

The foregoing description of the Inducement Plan, Inducement Option Grant Package and Inducement RSU Grant Package is not complete and is qualified in its entirety by reference to the text of the Inducement Plan, Inducement Option Grant Package and Inducement RSU Grant Package, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated November 1, 2021, by and between the Company and Brian Blaser.
10.2	Talis Biomedical Corporation 2021 Inducement Plan.
10.3	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Talis Biomedical Corporation 2021 Inducement Plan.
10.4	Form of Restricted Stock Unit Award Grant Notice and Award Agreement (Restricted Stock Unit Award) under the Talis Biomedical Corporation 2021 Inducement Plan.
99.1	Press release dated November 15, 2021.
99.2	Press release dated November 15, 2021.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021	TALIS BIOMEDICAL CORPORATION

	By:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr.
Chief Financial Officer